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Exhibit 13.2

CERTIFICATION PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code), I, Rui de Britto Álvares Affonso, undersigned Chief Financial Officer and Investor Relations Officer of Companhia de Saneamento Básico do Estado de São Paulo – SABESP (the “Company”), do hereby certify, to the best of my knowledge, that:

     The Annual Report on Form 20-F for the fiscal year ended December 31, 2006 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 20-F fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: June 29, 2007

By: /s/RUI DE BRITTO ÁLVARES AFFONSO

Name: Rui de Britto Álvares Affonso

Title: Chief Financial Officer and Investor Relations Officer